UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2018, the Company held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2018. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected the persons listed below to serve as Class II directors until the Company’s 2021 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Kathleen Cunningham	41,297,809	164,062	733,287

Gail Liniger	40,978,966	482,905	733,287

Christine Riordan	41,294,387	167,484	733,287

Proposal 2: Ratification of KPMG LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes

41,984,978	209,183	997	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: May 31, 2018	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President, General Counsel